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                     SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  March 12, 1997
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                        National Education Corporation
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            (Exact name of registrant as specified in its charter)

     Delaware                      1-6981                 95-2774428
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 (State or other             (Commission File          (I.R.S. Employer
 jurisdiction of                 Number)                Identification
 incorporation)                                            Number)

                  2601 Main Street, Irvine, California 92614
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             (Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code:  (714) 474-9400
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         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

        On March 12, 1997, National Education Corporation (the "Registrant") and Sylvan Learning Systems, Inc., a Maryland corporation (the "Purchaser"), executed an Agreement and Plan of Reorganization (the "Merger Agreement"), which provides for the combination of the two companies through a merger (the "Merger") of a wholly-owned Maryland subsidiary, to be formed of the Purchaser ("Newco") with and into the Registrant.

        At the Effective Time (as defined in the Merger Agreement) of the Merger, each share of common stock of the Registrant issued and outstanding immediately prior to the Merger (excluding shares held by the Registrant as treasury stock, if any, which shares shall be canceled and extinguished) will be converted into 0.58 shares of common stock of the Purchaser, and each share of common stock of Newco issued and outstanding immediately prior to the Merger will be converted into one share of common stock of the Purchaser, as the surviving corporation in the Merger.

        The Merger Agreement further provides that, prior to the Effective Time, the Purchaser shall cause the size of its Board of Directors to increase to ten
(10) persons and thereafter take all action necessary to cause Sam Yau, the Registrant's current Chief Executive Officer, and three additional Registrant nominees to be elected to the Purchaser's Board of Directors.

        The consummation of the Merger is subject to, among other things, (i) approval by the affirmative vote required by the stockholders of the Registrant and the Purchaser, in each case pursuant to the respective company's Charter and By-Laws and all applicable laws and regulations; (ii) the failure of any Governmental Entity (as defined in the Merger Agreement) to enact, enter, promulgate or enforce, or to bring pending proceedings seeking, any statute, rule, regulation, executive order, decree, ruling, injunction or restraining order which prohibits, restrains, enjoins or restricts the consummation of the Merger or materially limits the Registrant's or the Purchaser's conduct of its business; (iii) receipt of requisite governmental approvals; (iv) the filing by the Purchaser and acceptance by the Nasdaq Stock Market (National Market) of an Application for Listing of Additional Shares to cover the shares of common stock of the Purchaser to be issued in the Merger; (v) the effectiveness of the Registration Statement on Form S-4 to be filed by the Purchaser in order to register the shares of common stock of the Purchaser to be issued in the Merger;
(vi) the receipt by each of the Registrant and the Purchaser from its respective accountants of a letter stating that the business combination to be effected by the Merger will qualify as a pooling of interests under generally accepted accounting principles; and (vii) as to the Purchaser's obligations to effect the Merger, the waiver of certain change of control provisions under the Registrant's SERP Plan and the execution by the Registrant and specified individuals of certain employment, non-compete and continuity of benefits agreements. In addition, either

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the Registrant or the Purchaser may terminate the Merger Agreement at any time prior to the Effective Time if the average last sale price for common stock of the Purchaser, as reported by NASDAQ, for the ten trading days ending on the last trading day before the Effective Time shall be less than $29.86, unless the Purchaser adjusts the exchange ratio to account for the difference between $29.86 and such ten-day average share price.

        The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein in its entirety by reference.

        On March 12, 1997, the Registrant and the Purchaser issued a joint press release announcing the execution of the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein in its entirety by reference.

        On March 13, 1997, a purported class action complaint was filed in Orange County Superior Court (captioned Geoffrey and Jordana Miller v. Sam Yau,
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et al.; Case No. 776508) (the "Complaint"), seeking to enjoin the Merger and
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alleging breach of fiduciary duty by the Registrant's directors in connection with their approval of the Merger Agreement and the Merger. A copy of the Complaint is attached hereto as Exhibit 99.2 and incorporated herein in its entirety by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a)  Not applicable.

        (b)  Not applicable.

        (c) The following are furnished as exhibits to this report:

        2.1 Agreement and Plan of Reorganization, dated as of March 12, 1997, between National Education Corporation and Sylvan Learning Systems, Inc.

        99.1 Joint Press Release issued on March 12, 1997 by National Education Corporation and Sylvan Learning Systems, Inc.

        99.2 Geoffrey and Jordana Miller v. Sam Yau, et al. (Case No.
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             776508; filed March 13, 1997)

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 National Education Corporation


                                 By: /s/ KEITH K. OGATA
                                    _______________________________
                                 Its:  Vice President
                                     ______________________________

Date:  March 18, 1997

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                               INDEX OF EXHIBITS

Exhibit No.  Description
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     2.1     Agreement and Plan of Reorganization, dated as of March 12, 1997, between National Education Corporation and Sylvan Learning Systems, Inc.

     99.1 Joint Press Release issued on March 12, 1997 by National Education Corporation and Sylvan Learning Systems, Inc.

     99.2    Geoffrey and Jordana Miller v. Sam Yau, et al. (Case No.
             ----------------------------------------------
             776508; filed March 13, 1997)

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